Exhibit 1.1

Talend S.A.

Ordinary Shares,

in the form of American Depositary Shares

Underwriting Agreement

November 15, 2017

Citigroup Global Markets Inc.

Barclays Capital Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The selling shareholders named in Schedule II hereto (the “Selling Shareholders”) of Talend S.A., a société anonyme organized under the laws of France (the “Company”), acting severally and not jointly, propose, subject to the terms and conditions stated herein, to conduct a public offering in the United States and, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 2,750,000 ordinary shares of the Company to be delivered in the form of 2,750,000 American Depositary Shares (“ADSs”) each representing one of the Company’s ordinary shares, nominal value €0.08 per share. The aggregate of 2,750,000 ordinary shares in the form of 2,750,000 ADSs to be sold by the Selling Shareholders are herein called the “Shares”.

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of July 28, 2016 (the “Deposit Agreement”), among the Company and JPMorgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

The Company understands that the Underwriters propose to proceed with a public offering of the ADSs in the United States as soon as you deem such public offering advisable after this Underwriting Agreement has been executed and delivered.

1.         (a)       The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)         A registration statement on Form F—3 (File No. 333-220740) (the “Initial Registration Statement”) in respect of the ADSs has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits thereto, but including all documents incorporated by reference therein, to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; and the form of the final prospectus relating to the Shares filed with the Commission is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statement; any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”); and any “bona fide electronic road show” as defined in Rule 433(h)(5) under the Act that has been made available without restriction to any person is hereinafter called a “broadly available road show”);

(ii)        No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter expressly for use therein or (B) any Selling Shareholder Information (as defined below);

(iii)       For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on November 15, 2017; the Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto did not, as of its date, conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, each broadly available road show and each Section 5(d) Writing listed on Schedule III(d) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter expressly for use therein or (B) any Selling Shareholder Information (as defined below);

(iv)       The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter expressly for use therein or (B) any Selling Shareholder Information (as defined below); and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto.

(v)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (A) information furnished in writing to the Company by an Underwriter for use therein or (B) any Selling Shareholder Information (as defined below);

(vi)       A registration statement on Form F-6 (File No. 333-212465) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you and, excluding exhibits, to each of the Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii)      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any material labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and Prospectus, there has not been any change in the share capital (other than (A) as a result of the exercise (including any “net” or “cashless” exercises) of stock options (options de souscription d’actions) or warrants (bons de souscription d’actions, or bons de souscription de parts de créateur d’entreprise), the vesting of free shares (actions gratuites) or the award of shares, stock options (options de souscription d’actions), warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise) or free shares (actions gratuites) in the ordinary course of business pursuant to the Company’s equity plans or that are described in the Pricing Prospectus and Prospectus or (B) the repurchase of shares by the Company, which were issued pursuant to the early exercise of stock options by option holders or with respect to free shares and are subject to repurchase by the Company as disclosed in the Pricing Prospectus and Prospectus) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole (each such change or development, a “Material Adverse Effect”) otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus;

(viii)     The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property (other than with respect to Intellectual Property Rights (as defined below) which is addressed exclusively in subsection (xxx) below) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(ix)       The Company has been duly organized as a French public limited company with a board of directors (société anonyme à conseil d’administration) and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 484 175 252, its by-laws have been duly approved in accordance with applicable law, and the Company has the power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and Prospectus, and has been duly qualified as a foreign entity for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent where the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each Significant Subsidiary (which shall be defined for purposes of this Agreement as each of Talend, Inc., Talend USA, Inc., Talend Beijing Technology Co. Ltd, Talend Germany GmbH and Talend Limited (a U.K. subsidiary)) of the Company has been duly incorporated or formed and is validly existing as a corporation or other business organization in good standing (where such concept exists) under the laws of its jurisdiction of incorporation or formation, and has been duly qualified as a foreign corporation or other business organization for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(x)        The Company has an authorized capitalization as set forth in the Pricing Prospectus and Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, or claims would not, individually or in the aggregate, have a Material Adverse Effect;

(xi)       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xii)      The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement. This Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company;

(xiii)     The compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or the corresponding governing documents of any of its subsidiaries is subject, (B) the By-laws (or the corresponding governing documents) of the Company or any of its subsidiaries, or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except in the case of (A) and (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except for the registration under the Act of the ADSs, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing on the NASDAQ Stock Market LLC (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(xiv)    Neither the Company nor any of its Significant Subsidiaries is in violation of (A) its By-laws (or the corresponding governing documents) or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; except in the case of (B) for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Significant Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Significant Subsidiaries or any of their properties, as applicable;

(xv)     The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Shares and ADSs, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

(xvi)    Other than as set forth in the Pricing Prospectus and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xvii)   The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Pricing Prospectus and the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xviii)  Based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or any subsequent taxable year;

(xix)    At the time of filing the Initial Registration Statement (1) the Company was not and as of the Time of Delivery, will not be an “ineligible issuer,” as defined under Rule 405 under the Act and (2) the Company is a “foreign private issuer” within the meaning of Rule 405 under the Act;

(xx)     KPMG S.A., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xxi)    To the extent required by applicable rules, the Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that is designed to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Finance Reporting Standards (“IFRS”) and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the amounts reflected on the Company’s balance sheet for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such system of internal control over financial reporting has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002, as amended, as of an earlier date than it would otherwise be required to so comply under applicable law). To the extent required by applicable rules, the Company’s internal control over financial reporting is effective; and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xxii)   Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxiii)      To the extent required by applicable rules, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective;

(xxiv)     The financial statements, including the notes thereto, and the supporting schedules included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the financial position at the dates indicated therein and the cash flows and results of operations for the periods indicated therein of the Company and its subsidiaries; except as otherwise stated in the Registration Statement, the Pricing Prospectus or the Prospectus, such financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information required to be stated therein in accordance with IFRS. The selected historical financial data set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial and Other Data” and “Selected Consolidated Financial and Other Data” present fairly the information included therein; except as included therein, no other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement; all other financial and accounting-related information and data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement, the Pricing Prospectus and the Prospectus and the books and records of the Company and its subsidiaries and presents fairly the information shown thereby;

(xxv)      Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each Plan (as defined below) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”); (B) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (C) for each Plan, no failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA, other than those events as to which notice is waived) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) has incurred, nor is reasonably expected to incur, any liability under Title IV of ERISA (other than contributions to any Plan or any Multiemployer Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or a Multiemployer Plan. For purposes of this paragraph, (x) the term “Plan” means an employee benefit plan, within the meaning of Section 3(3) of ERISA, subject to Title IV of ERISA, but excluding any Multiemployer Plan, for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b), (c), (m) or (o) of the Code) has any liability and (y) the term “Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA;

(xxvi)     There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources;

(xxvii)    Since the date as of which information is given in the Pricing Prospectus and Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus and Prospectus, the Company has not (i) issued or granted any securities, other than pursuant to employee benefit plans, stock option plans or other employee compensation plans or as otherwise disclosed in the Pricing Prospectus and Prospectus or pursuant to outstanding options, rights, warrants or free shares, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividends on its capital stock;

(xxviii)   The Company has not sold or issued any shares of stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D of the Act, other than (i) shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or free shares, or (ii) as disclosed in the Pricing Prospectus and Prospectus;

(xxix)     Neither the Company nor any of its subsidiaries is in material violation of any applicable statute, law, rule, regulation, ordinance, code, rule of common law or order of or with any governmental agency or body or any court, domestic or foreign, relating to the use, management, disposal or release of hazardous or toxic material, chemical substance, waste, pollutant or contaminant (together, “Hazardous Materials”) or relating to pollution, contamination  or the protection of the environment or human health or relating to exposure to Hazardous Materials (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries has received any written claim, written request for information or written notice of liability or investigation arising under, relating to or based upon any Environmental Laws, (C) neither the Company nor any of its subsidiaries is aware of any pending or threatened notice, claim, proceeding or investigation which might lead to liability under Environmental Laws; (D) there has been no storage, generation, transportation, use, handling, spill, leak, seepage, pumping, dumping, disposing, depositing or dispersing of any Hazardous Materials, (E) the Company does not anticipate incurring material capital expenditures relating to compliance with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, investigation or closure of properties or compliance with Environmental Laws or any permit, license, approval, any related constraints on operating activities and any potential liabilities to third parties) and (F) neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended;

(xxx)

(A)  The Company and its subsidiaries own or possess or, to their knowledge, can obtain on reasonable terms, all patents (including applications), trademark and service mark rights and similar rights in trade names (whether or not registered), domain names, copyrights (whether or not registered) (“Intellectual Property Rights”) as well as any other invention or proprietary or confidential information (whether or not patented or patentable), systems or procedures and other technology reasonably necessary for the conduct of their respective businesses as currently conducted and as currently proposed to be conducted (the “Company Intellectual Property”) as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The conduct of the Company’s and its subsidiaries’ respective businesses has not and will not violate, infringe, misappropriate or conflict in any material respect with any Intellectual Property Rights of others. The Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property Rights of others, except as described in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has not transferred ownership of any material Intellectual Property Rights included in the Company Intellectual Property to any third party and has not granted any third party any rights under any such Intellectual Property Rights, except for the non-exclusive rights granted to customers, strategic and channel partners and other third parties in the ordinary course. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any of the Company Intellectual Property, (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any of the Company Intellectual Property, (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property Rights of others, and (iv)  there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries that a third party infringes or misappropriates any of the Company Intellectual Property;

(B)  The Company and its subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company, including the execution of valid assignment and non-disclosure agreements or licenses for the benefit of the Company and its subsidiaries by such employees, consultants, agents and contractors under which they have assigned or licensed, to the Company, all of their right, title and interest in and to any Intellectual Property Rights developed by them and used in or related to the business of the Company or any of its subsidiaries. There are no outstanding options, licenses or binding agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and are not so described. The Company and its subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement and the Prospectus and are not so described.  No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of any Intellectual Property Rights that is owned or purported to be owned by the Company or any of its subsidiaries and no governmental agency or body, university, college, other educational institution or research center has any claim or right of ownership in or to any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries.  The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and other confidential information owned, used or held for use by the Company or any of its subsidiaries that the Company in its reasonable business judgment wishes to maintain as trade secrets;

(C)  The Company and its subsidiaries have, to their knowledge, used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials.  Other than as described in the Registration Statement, the Pricing Prospectus and the Prospectus, none of the Company’s proprietary internally-developed Software or other internally-developed technology, to the extent that such Software or other technology is not included, or not contemplated to be included in Talend Open Studio or is otherwise material to the Company (such Software and technology (“Company Proprietary Tools”) incorporates Open Source Materials in a manner that requires or has required (a) the Company or any of its subsidiaries to permit reverse engineering of any Company Proprietary Tools of the Company or any of its subsidiaries, or (b) any Company Proprietary Tools of the Company or any of its subsidiaries to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works, or (iii) redistributed at no charge or minimal charge;

(D)  The information technology systems, equipment and software utilized by the Company (“IT Assets”) (a) are adequate for the operation of the business of the Company as currently conducted, and, to the knowledge of the Company, no person has gained unauthorized access to any such IT Assets and (b) are free of any known viruses, “back doors,” “Trojan horses,” “time bombs, “worms,” “drop dead devices” or other software or hardware components that may interrupt use of, permit unauthorized access to, or disable, damage or erase, any software material to the business of the Company or any of its subsidiaries. The Company and its subsidiaries have implemented commercially reasonable backup and disaster recovery technology processes consistent with industry best practices.  To the knowledge of the Company, no person has gained unauthorized access to any IT Assets since the Company’s inception in a manner that has resulted or could reasonably be expected to result in material liability to the Company;

(xxxi)     The Company and its subsidiaries have operated their respective businesses in a manner compliant in all material respects with all privacy, data security and data protection laws and regulations, all contractual obligations, all external policies of the Company and its subsidiaries, applicable to the receipt, collection, handling, processing, sharing, transfer, usage, disclosure or storage of all personally identifiable information of customers or of third parties providing any personally identifiable information to Company or any of its subsidiaries (collectively, “Personal Data”), except such as has not resulted or could not reasonably be expected to result in material liability to the Company. The Company and its subsidiaries have implemented and maintain policies and procedures intended to ensure the privacy, integrity, security and confidentiality of all Personal Data received, collected, handled, processed, shared, transferred, used, disclosed and/or stored by the Company or its subsidiaries in connection with the Company’s and its subsidiaries’ operation of their business, except such as has not resulted and could not reasonably expected to result in material liability to the Company. To the knowledge of the Company, the Company has not experienced any security incident that has compromised the privacy and/or security of any Personal Data in a manner that has resulted or could reasonably be expected to result in material liability to the Company;

(xxxii)    The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as currently conducted by them or as described in the Pricing Prospectus and Prospectus to be conducted by them (“Permits”), except where the failure to obtain such Permits would not individually or in the aggregate have a Material Adverse Effect, and such Permits are in full force and effect and the Company and its subsidiaries are in material compliance therewith;

(xxxiii)   Except as described in the Pricing Prospectus and the Prospectus or have been effectively waived, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or the ADS Registration Statement; and the holders of outstanding shares of the Company’s capital stock are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other rights to subscribe for the ADSs that have not been complied with or otherwise effectively waived;

(xxxiv)   Neither the Company nor any of its subsidiaries, nor to their knowledge any director, officer, agent, employee or other person acting on behalf of the Company or any of the Company’s subsidiaries, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offense thereunder; (D) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (E) made, or offered, agreed, requested or taken any acts in furtherance of any unlawful bribe or other unlawful benefit, including without limitation any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(xxxv)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(xxxvi)   Neither the Company nor any subsidiary nor any director, officer, agent or employee of the Company or any subsidiary is an individual or entity (“Person”) that is, or is owned or controlled (within the meaning of the Sanctions or the laws authorizing such Sanctions) by a Person that is, currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the Bureau of Industry and Security of the U.S. Department of Commerce and the United Nations Security Council), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not directly or indirectly use the proceeds of the offering of the ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or U.S. export control regulations.  For the past five years, to the knowledge of the Company, the Company and its subsidiaries have not engaged in, are not now engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions;

(xxxvii)  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not and no one acting on its behalf has, (A) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or any subsidiaries to facilitate the sale or resale of the ADSs, (B) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the ADSs, or (C) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any subsidiaries other than as contemplated in this Agreement;

(xxxviii)   Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is and at all times has been in compliance with all applicable U.S. and foreign statutes, rules, regulations, or guidances applicable to Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company, except where such noncompliance would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxix)   (A) The Company and each of its subsidiaries have filed all French and other non-U.S. and all U.S. federal, state, local tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except where such failure to file or pay would not individually or in the aggregate have a Material Adverse Effect; (B) the Company and each of its subsidiaries is, to the extent required, registered for the purposes of any applicable value-added tax (“VAT”) and has complied in all respects with the terms of applicable legislation relating to VAT, except where such failure to register or comply would not have a Material Adverse Effect; and (C) no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor has the Company or any of its subsidiaries received written notice of any tax deficiency that will be assessed or, to the Company’s knowledge, has been proposed by any taxing authority, which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect;

(xl)          Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to France or any political subdivision or taxing authority thereof or therein in connection with (A) the sale of the Shares and their deposit with the Depositary; (B) the issuance of the ADSs representing the Shares by the Depositary; (C) the sale and delivery of the ADSs, representing the Shares, by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; (D) the execution and delivery of this Agreement; or (E) the execution, delivery and performance of the Deposit Agreement and the consummation of the transactions contemplated thereby;

(xli)         The Company and each of its Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are commercially reasonable and customary for the conduct of its business; the Company and its Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its Significant Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of its Significant Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable costs from similar insurers as may be necessary to continue its business;

(xlii)        No material labor dispute with or disturbance by the employees of the Company or any of its subsidiaries exists or is threatened, and neither the Company nor any of its subsidiaries has received written notice of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect;

(xliii)       The statistical and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes are reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(xliv)       The Company and its subsidiaries are conducting their businesses in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not materially and adversely affect the business or properties of the Company and its subsidiaries, taken as a whole;

(xlv)        From the time of the initial confidential submission of the registration statement relating to the Company’s initial public offering with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xlvi)       There are no relationships or related-party transactions involving the Company, any of the subsidiaries or consolidated affiliated entities, or any other person required to be described in the Prospectus which have not been described as required;

(xlvii)      Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company under French law in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France or that any stamp or similar tax in France be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(xlviii)     The Company is in compliance in all material respects with  applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(xlix)       The Company has no debt securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(b)      Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that, in connection with the transfer of Shares to the Underwriters (if any):

(i)         All consents, approvals, authorizations and orders necessary (A) for the deposit of the Shares being deposited by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered at the Time of Delivery, (B) for the sale and delivery of the Shares in the form of ADSs to be sold by such Selling Shareholder hereunder and (C) for the execution and delivery by such Selling Shareholder of this Agreement, have been obtained (except for the registration under the Act of the Shares, the approval for listing of the Shares on the Exchange, and such consents, approvals, authorizations and orders as may be required under U.S. state securities or Blue Sky laws or the rules and regulations of FINRA) and such Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares in the form of ADSs to be sold by such Selling Shareholder hereunder;

(ii)        The sale of the Shares in the form of ADSs to be sold by such Selling Shareholder hereunder, the deposit of the Shares by such Selling Shareholder with the Depositary against issuance of the ADSs to be delivered by such Selling Shareholder at the Time of Delivery and the compliance by such Selling Shareholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, (B) (1) if such Selling Shareholder is a corporation, of the certificate of incorporation or by—laws of such Selling Shareholder, (2) if such Selling Shareholder is a partnership, the partnership agreement of such Selling Shareholder, or (3) other similar organizational documents of such Selling Shareholder if such Selling Shareholder is not a natural person, corporation or partnership, or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of their respective subsidiaries or any property or assets of such Selling Shareholder, except in the case of (A) and (C), for such violations that individually or in the aggregate would not have a material adverse effect on the ability of such Selling Shareholder to consummate the transactions hereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement and the consummation by such Selling Shareholder of the transactions contemplated by this Agreement in connection with the deposit of the Shares with the Depositary against issuance of the ADSs and the ADSs to be sold by such Selling Shareholder hereunder, except the registration under the Act of the ADSs, the approval by FINRA of the underwriting terms and arrangements, the approval for listing on the Exchange and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under U.S. state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(iii)       Such Selling Shareholder is, and immediately prior to the Time of Delivery (as defined in Section 4 hereof) such Selling Shareholder will be, the record and beneficial owner of the Shares in the form of ADSs to be delivered by such Selling Shareholder hereunder at the Time of Delivery, and each Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign and transfer the Shares in the form of ADSs to be delivered by such Selling Shareholder and to deposit with the Depositary the Shares to be sold in the form of ADSs by such Selling Shareholder at the Time of Delivery; and upon the delivery of and payment for the ADSs to be sold by such Selling Shareholder at the Time of Delivery hereunder, the Underwriters will acquire valid title to the ADSs free and clear of all liens, encumbrances, equities, claims or restrictions on subsequent transfers; and, upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities, claims or restrictions on subsequent transfers, will pass to the several Underwriters;

(iv)       On or prior to the date of the Pricing Prospectus, such Selling Shareholder has executed and delivered to the Underwriters an agreement substantially in the form of Annex I hereto;

(v)        Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs;

(vi)       Such Selling Shareholder has not, prior to the execution of this Agreement, offered or sold any of its Shares, directly or in the form of ADSs, by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares in the form of ADSs, in each case other than the then most recent Preliminary Prospectus;

(vii)      The Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that such representations and warranties set forth in this clause (vii) apply, with respect to a Selling Shareholder, only to statements or omissions made in the Registration Statement, the Preliminary Prospectus, the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus and the Prospectus that are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder, expressly for use therein; provided, further, that it is agreed that such information furnished by such Selling Shareholder to the Company consists only of (A) the legal name, address and the number of shares of ordinary shares owned by such Selling Shareholder before and after the offering, and (B) the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Shareholders” (with respect to such Selling Shareholder, the “Selling Shareholder Information”);

(viii)     Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp or other issuance or transfer taxes or duties and no withholding taxes are payable by or on behalf of the Underwriters in connection with (A) the deposit with the Depositary of the Shares by such Selling Shareholder against the issuance of the ADSs to be sold by such Selling Shareholder, or (B) the sale and delivery by such Selling Shareholder of the Shares in the form of ADSs to be sold by such Selling Shareholder;

(ix)       This Agreement has been duly authorized, executed and delivered by such Selling Shareholder;

(x)        Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale by such Selling Shareholder of its Shares in the form of ADSs;

(xi)       Such Selling Shareholder (A) has not used nor will use the proceeds received by such Selling Shareholder from the sale of the Shares in the form of ADSs pursuant to this Agreement to violate the Money Laundering Laws; (B) has conducted its operations in respect of its Shares in compliance, in all material respects, with Money Laundering Laws; and (C) has not taken any action that would cause the Company to violate the Money Laundering Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving such Selling Shareholder with respect to the Company and/or the Shares and Money Laundering Laws is pending or, to the best of such Selling Shareholder’s knowledge, threatened;

(xii)      (A) With respect to its business subject to the jurisdiction of comprehensive U.S. Sanctions regulations (if any), neither such Selling Shareholder, nor, to its knowledge, any of its employees, agents, directors and officers, when acting on behalf of such Selling Shareholder: (a) does any business with or involving the government of, or any person or project located in, any country or region that is the target of a comprehensive Sanctions program (i.e., Cuba, Iran, Syria, Sudan, North Korea and the Crimea region of Ukraine); or (b) supports or facilitates any such business or project, in each case of (a) and (b) above, other than as permitted under such comprehensive Sanctions; (B) such Selling Shareholder is not controlled (within the meaning of the comprehensive Sanctions or the laws authorizing such comprehensive Sanctions) by any such government or person; and (C) the proceeds received by such Selling Shareholder from the sale of its Shares in the form of ADSs pursuant to this Agreement will not be knowingly used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country that is the subject of a comprehensive Sanctions program, or to make any payments to, or finance any activities with, any person targeted by any of such comprehensive Sanctions;

(xiii)        Such Selling Shareholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus and Prospectus to sell its Shares in the form of ADSs pursuant to this Agreement; and

(xiv)        In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to you prior to or at the Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

(xv)         Such Selling Shareholder represents and warrants that it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

In addition, any certificate signed by such Selling Shareholder (or any officer of such Selling Shareholder or of any of its subsidiaries) or by any representative of such Selling Shareholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares in the form of ADSs shall be deemed to be a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each of the Underwriters.

2.         Subject to the terms and conditions herein set forth, each of the Selling Shareholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Shareholders, at a purchase price per share of $40.00, the number of Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from all of the Selling Shareholders hereunder.

3.         Upon the authorization by you of the release of the ADSs, the several Underwriters propose to offer the ADSs for sale upon the terms and conditions set forth in the Prospectus.

4.         (a)       The Shares to be purchased by each Underwriter hereunder and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Selling Shareholders shall be delivered by or on behalf of the Selling Shareholders to the Underwriters in the form of ADSs, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Shareholders to the Underwriters at least forty-eight hours in advance.

The Company and the Selling Shareholders will cause the ADRs representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment of the ADSs shall be 9:30 a.m., New York City time, on November 20, 2017 or such other time and date as the Underwriters and the Selling Shareholders may agree upon in writing.  Such time and date for delivery of the ADSs is herein called the “Time of Delivery.”

(b)       The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at 11:00 a.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.         The Company agrees with each of the Underwriters:

(a)       To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order;

(b)       If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c)       Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(d)       Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such later time as may be agreed upon by the Company and the Underwriters) and from time to time prior to the Time of Delivery, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(e)       To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f)        (i) During the period beginning from the date hereof and continuing to and including the date 45 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (and not to publicly announce its intention to) (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any ADSs or any securities of the Company that are substantially similar to the ADSs, including but not limited to any options or warrants to purchase shares of stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Underwriters, provided, however, that the foregoing restrictions shall not apply to: (A) the ADSs to be sold hereunder, (B) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to a Company’s employee benefit plans, stock option plans or other employee compensation plans or arrangements described in the Pricing Disclosure Package and the Prospectus, (C) the grant of options (options de souscription d’actions), free shares (actions gratuites) or warrants (bons de souscription d’actions or bons de souscription de parts de créateur d’entreprise) to purchase or the issuance of ordinary shares by the Company to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Pricing Prospectus and Prospectus or pursuant to an employee stock purchase plan described in the Pricing Prospectus and Prospectus or (D) the sale or issuance of or entry into an agreement to sell or issue ordinary shares or securities convertible into or exercisable for ordinary shares in connection with any (i) mergers, (ii) acquisition of securities, businesses, property, technologies or other assets, (iii) joint ventures, (iv) strategic alliances, commercial relationships or other collaborations, (v) debt financing or (vi) the assumption of employee benefit plans in connection with mergers or acquisitions; provided, that the aggregate number of ordinary shares or securities convertible into or exercisable for ordinary shares (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (D) shall not exceed 5% of the total number of ordinary shares of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement (as adjusted for stock splits, stock dividends and other similar events after the date hereof); and provided further, that in the case of clauses (C) and (D), (x) each recipient of ordinary shares or securities convertible into or exercisable for ordinary shares, on or prior to such issuance, shall execute a lock-up letter substantially in the form of Annex I hereto with respect to the remaining portion of the Company Lock-Up Period and (y) the Company shall enter stop transfer instructions with the Company’s transfer agent and registrar on such securities, which the Company agrees it will not waive or amend, without the prior written consent of the Underwriters.

(g)       During a period of one year from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of the fiscal year ending after the effective date of the Registration Statement an annual report (including consolidated statements of operations, comprehensive loss, financial position, changes in equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided that no reports, documents or other information need to be furnished pursuant to this Section 5(g) to the extent that they are available on EDGAR;

(h)       During a period of one year from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request

(such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission); provided that no reports, documents or other information need to be furnished pursuant to this Section 5(h) to the extent that they are available on EDGAR;

(i)        To use its reasonable efforts to list for trading, subject to official notice of issuance, the ADSs on the Exchange;

(j)        To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act, to give the Underwriters notice of the Company’s intention to make any filing pursuant to the Exchange Act from the Applicable Time to the Time of Delivery and to furnish the Underwriters with copies of any such documents prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object;

(k)       If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)        Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)      To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) completion of the 45-day restricted period referred to in Section 5(f)(i) hereof.

6.         (a)     The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company is listed on Schedule III(a) hereto;

(b)     The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Underwriters with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Underwriters that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)     The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(d)     The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing prepared or authorized by it made in reliance upon and in conformity with (i) information furnished in writing to the Company by an Underwriter expressly for use therein or (ii) any Selling Shareholder Information.

7.         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses incurred in connection with the preparation, printing, reproduction and filing of each Section 5(d) Writing, the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing any Agreement among Underwriters or producing this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all expenses incurred in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any; (iv) all fees and expenses in connection with listing the ADSs on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the ADSs, including without limitation, expenses associated with the production of road show slides and graphics, and fees and expenses of any consultants approved by the Company and engaged in connection with the road show presentations, the travel and lodging expenses of the representatives (not including the Underwriters and their representatives) and officers of the Company, and the cost of aircraft and other transportation chartered in connection with the road show; provided, however, that the cost of any aircraft or other transportation chartered in connection with the road show shall be paid 50% by the Company and 50% by the Underwriters; (ix) the cost and charges of the Depositary; (x) all taxes (including, but not limited to, stamp or other issuance or transfer taxes or duties) incident to the sale and delivery of the ADSs to be sold by the Company; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7; provided, however, that the reasonable fees and disbursements of counsel to the Underwriters described in subsections (iii) and (v) of this Section shall not exceed $35,000 in the aggregate.  Each of the Selling Shareholders covenants and agrees with the several Underwriters that it will pay or cause to be paid all its costs and expenses incident to the performance of the Selling Shareholders’ obligations hereunder which are not otherwise specifically provided to be paid for by the Company in this Section 7, or otherwise agreed to be paid for by the Company, including (i) any fees and expenses of counsel for the Selling Shareholders; (ii) the underwriting discount and commission, if any, associated with the ADSs to be sold by the Selling Shareholders hereunder which shall be deducted from the Selling Shareholders’ proceeds from the sale of such ADSs; and (iii) all expenses and taxes (including, but not limited to, stamp or other issuance or transfer taxes or duties) incident to the sale and delivery of the Shares in the form of ADSs to be sold by the Selling Shareholders to the Underwriters hereunder. It is understood, however, that, except as provided in this Section 7, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers it may make.

8.         The obligations of the Underwriters hereunder, as to the ADSs to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are as of the date hereof and, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)       Each of (i) Goodwin Procter LLP, U.S. counsel for the Underwriters and (ii) Gide Loyrette Nouel LLP, French counsel for the Underwriters, shall have furnished to you their written opinion and letter each dated the Time of Delivery, in form and substance satisfactory to you;

(c)       Each of (i) Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel for the Company, (ii) Jones Day, French counsel to the Company, and (iii) Osborne Clarke, counsel to Talend Germany GmbH, shall each have furnished to you their written opinion and, if applicable, letter dated the Time of Delivery, in form and substance satisfactory to you;

(d)       Each of (i) Wilson Sonsini Goodrich & Rosati, P.C., U.S. counsel for Balderton Capital IV L2 S.à.r.l., (ii) Kirkland & Ellis LLP, U.S. counsel for Silver Lake Sumeru Fund Cayman, L.P. and Silver Lake Technology Investors Sumeru Cayman, L.P, (iii) Maples and Calder, Cayman Islands counsel to Silver Lake Sumeru Fund Cayman, L.P. and Silver Lake Technology Investors Sumeru Cayman, L.P., and (iv) NautaDutilh Avocats Luxembourg S.à.r.l., Luxembourg counsel to Balderton Capital IV L2 S.à.r.l., shall have furnished to you their respective written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you;

(e)       Ziegler, Ziegler & Associates LLP, counsel for the Depositary, shall have furnished to you, at the request of the Depositary, their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(f)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG S.A. shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(g)       (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus and Prospectus there shall not have been any material change in the capital stock (other than as a result of the exercise of stock options (options de souscription d’actions) or warrants (bons de souscription d’actions or bons de souscriptions de parts de créateur d’entreprise), the vesting of free shares or the granting of shares, stock options, warrants or free shares in the ordinary course of business pursuant to the Company’s equity compensation plans that are described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or the repurchase of any ordinary shares which were issued pursuant to restricted share purchase agreements or the early exercise of share options by option holders) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, properties, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and Prospectus;

(h)       On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus and the Pricing Prospectus;

(i)        The ADSs to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(j)        The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each shareholder of the Company listed on Schedule IV hereto, substantially to the effect set forth in Annex I hereto in form and substance reasonably satisfactory to you;

(k)       The Company shall have complied with the provisions of Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)        The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Selling Shareholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8;

(m)      The Deposit Agreement shall be in full force and effect; and

(n)       At the Time of Delivery, the Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares underlying the ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriters may reasonably request.

9.     (a)           The Company and each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless each Underwriter, together with its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or, in the case of the Company, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, any “road show” as defined under Rule 433(h) of the Act, or any Section 5(d) Writing prepared or authorized by the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such person for any documented legal or other expenses reasonably incurred by such person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein; and provided, however, that such Selling

Shareholder, shall be liable in any such case only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to such Selling Shareholder made in the Registration Statement, the ADS Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Underwriters by such Selling Shareholder expressly for use therein; and provided, further, that the liability of such Selling Shareholder pursuant to this subsection (a) shall not exceed the net proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the ADSs sold by the Selling Shareholder hereunder (the “Selling Shareholder Proceeds”).

(b)       Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and each Selling Shareholder, together with their respective partners, members, directors, officers, affiliates and each person, if any, who controls the Company or such Selling Shareholder, as applicable, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company and each Selling Shareholder for any documented legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further, that the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel (other than local counsel) or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, except, in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                     If the indemnification provided for in Section 9 (a) or (b) is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each relevant indemnifying party under subsection (a) or (b) above shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Shareholders on the one hand and the Underwriters on the other from the offering or sale, as applicable, of ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each relevant indemnifying party under subsection (a) or (b) above shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the relevant Selling Shareholders, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering or sale, as applicable, of ADSs (net of any underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the contribution by the Selling Shareholders pursuant to this subsection (d) shall not exceed, for the Selling Shareholders, the Selling Shareholder Proceeds and (iii) the Selling Shareholders shall be liable only to the extent that the relevant loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission, in each case, which relates to the Selling Shareholders made in the Registration Statement, the Base Prospectus, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Underwriters by the Selling Shareholders expressly for use therein. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                      The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Shareholders within the meaning of the Act.

10.                   (a)                     If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Selling Shareholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Selling Shareholders that you have so arranged for the purchase of such ADSs, or the Selling Shareholders notify you that it has so arranged for the purchase of such ADSs, you or the Selling Shareholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)                     If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all of the ADSs to be purchased at the Time of Delivery, or if the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Selling Shareholders, except for the expenses to be borne by the Company, the Selling Shareholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, the Selling Shareholders, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of the Selling Shareholders, and shall survive delivery of and payment for the ADSs.

12.                   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason (other than those set forth in clauses (i), (iii), (iv) or (v) of Section 8(h)) any ADSs are not delivered by or on behalf of the Selling Shareholders as provided herein, the Selling Shareholders, pro rata (based on the number of ADSs to be sold by such Selling Shareholder hereunder) will reimburse the Underwriters for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                   In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to: Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; and 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133; if to any Selling Shareholder shall be delivered or sent by mail, telex or facsimile transmission to the relevant Selling Shareholder at its address set forth in Schedule II hereto; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Shareholder by you on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as you at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469; and 745 7th Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, such Selling Shareholder, or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                   Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                   The Company and the Selling Shareholders acknowledge and agree that (i) the purchase and sale of the Shares (to be delivered in the form of ADSs) pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Shareholders, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholders with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Selling Shareholders on other matters) or any other obligation to the Company or the Selling Shareholders except the obligations expressly set forth in this Agreement and (iv) the Company and the Selling Shareholders has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and each of the Selling Shareholders agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Shareholders in connection with such transaction or the process leading thereto.

17.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                   (a)                     THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The parties hereto agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.

(b)                     In connection with this Agreement, each of the Company and the Selling Shareholders has irrevocably appointed Talend Inc., in each case as its authorized agent in the city of New York upon which process may be served in any such suit or proceeding, and the Company and the Selling Shareholders agree that service of process upon such agent, and written notice of said service to the Company or the Selling Shareholders by the person serving the same to the address provided in Section 13, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholders in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

19.                   The Company, the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                   To the extent that the Company or any of its properties, assets or revenues may is or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty, from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, or from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement, the Company hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

21.                   All payments by the Company and the Selling Shareholders to the Underwriters hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any and all present and future stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereinafter imposed, levied, collected, withheld or assessed by any jurisdiction in which the Company or the Selling Shareholders is organized, resident, doing business or has an office from which payment is made or deemed to be made, excluding any such tax imposed by reason of any Underwriter having some connection with the taxing jurisdiction other than its participation as an Underwriter hereunder (including, if applicable, any income or franchise tax on the overall net income of an Underwriter imposed by the United States or by the State of New York or any political subdivision of the United States or of the State of New York) (all such non-excluded taxes, “Foreign Taxes”). If the Company or the Selling Shareholders is prevented by operation of law or otherwise from paying, causing to be paid or remitting that portion of amounts payable hereunder represented by Foreign Taxes withheld or deducted, then amounts payable under this Agreement shall, to the extent permitted by law, be increased to such amount as is necessary to yield and remit to such Underwriters an amount which, after deduction of all Foreign Taxes (including all Foreign Taxes payable on such increased payments) equals the amount that would have been payable if no Foreign Taxes applied.

22.                   The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company, shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

23.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24.                   Notwithstanding anything herein to the contrary, the Company and the Selling Shareholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of the each of Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Talend S.A.

By:	/s/Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer

Silver Lake Sumeru Fund Cayman, L.P.

By: Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

By: SLTA Sumeru (GP) Cayman, L.P., its general partner

By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ John Brennan
Name: John Brennan
Title: Director

Silver Lake Technology Investors Sumeru Cayman, L.P.

By: Silver Lake Technology Associates Sumeru Cayman, L.P., its general partner

By: SLTA Sumeru (GP) Cayman, L.P., its general partner

By: Silver Lake Sumeru (Offshore) AIV GP, Ltd., its general partner

By:	/s/ John Brennan
Name: John Brennan
Title: Director

Balderton Capital IV L2 S.à r.l.

By:	/s/ Christophe Ponticello
Name: Christophe Ponticello
Title: Manager

By:	/s/ Simon Henin
Name: Simon Henin
Title: Manager

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Herbert Yeh

Name: Herbert Yeh

Title: Managing Director

Barclays Capital Inc.

By:	/s/ Victoria Hale

Name Victoria Hale

Title: Vice President

SCHEDULE I

Total Number of
ADSs
Underwriter	to be Purchased

Citigroup Capital Markets Inc.	1,375,000

Barclays Capital Inc.	1,375,000

Total	2,750,000

SCHEDULE II

Total Number of
ADSs
Selling Shareholder	to be Sold

Silver Lake Sumeru Fund Cayman, L.P.	1,707,029
P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104

Silver Lake Technology Investors Sumeru Cayman, L.P.	34,837
P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104

Balderton Capital IV L2 S.à r.l.	1,008,134
2-8, avunue Charles de Gaulle L-1653 Luxembourg

Total	2,750,000

SCHEDULE III

(a)                     Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

None.

(b)                     Additional documents incorporated by reference

None.

(c)                      Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The number of ADSs purchased by the Underwriters is 2,750,000.

The anticipated closing date is November 20, 2017.

(d)  Section 5(d) writings

None.

SCHEDULE IV

PERSONS SUBJECT TO LOCK-UP AGREEMENTS

Name of Shareholder

Silver Lake Sumeru Fund Cayman, L.P.

Silver Lake Technology Investors Sumeru Cayman, L.P.

Balderton Capital IV L2 S.à r.l.

ANNEX I

FORM OF LOCK-UP AGREEMENT

TALEND S.A.

Lock-Up Agreement

November 15, 2017

Citigroup Global Markets Inc.

Barclays Capital Inc.

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Re:  Talend S.A. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Talend S.A., a société anonyme incorporated in the French Republic (the “Company”) and the Selling Shareholders listed in Schedule I to such agreement providing for a public offering (the “Public Offering”) of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company (the “Underlying Shares”) pursuant to a Registration Statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2017, as amended on October 13, 2017, and a Registration Statement on Form F-6 previously filed with the SEC.

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to, or otherwise dispose of (including, without limitation, entering into any swap or other arrangement that transfers to another, in whole or in part, any economic consequence of ownership interest), whether any of these transactions are to be settled by delivery of ADSs or Underlying Shares or other securities of the Company that are substantially similar to ADSs or Underlying Shares, in cash or otherwise, nor publicly disclose the intention to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, grant any right or warrant to purchase, make any short sale, file a registration statement under the Securities Act, or otherwise dispose of any ADSs or Underlying Shares, or any options or warrants to purchase any ADSs or Underlying Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Underlying Shares, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”), other than any ADSs or Underlying Shares sold pursuant to the Public Offering as contemplated by the Underwriting Agreement or as otherwise provided herein. The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed ADSs the undersigned may purchase in the Public Offering.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 45 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may:

(a) transfer the Undersigned’s Shares

(i) acquired in open market transactions on or after the Public Offering Date,

(ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(iii) to any member of the undersigned’s immediate family or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value,

(iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), provided that any such transfer shall not involve a disposition for value or (B) as part of a distribution without consideration by the undersigned to its stockholders, partners, members or other equity holders, provided that in the case of any transfer contemplated in (A) or (B) above, it shall be a condition to the transfer that (x) each transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement and (y) there shall be no further transfer of such capital stock except in accordance with this Lock-Up Agreement,

(v) by will or intestate succession upon the death of the undersigned, provided that the transferee agrees to be bound in writing by the restrictions set forth herein,

(vi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement,

(vii) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that each such transferee executes an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Lock-Up Agreement,

(viii) with the prior written consent of the Underwriters, or

(b)                                 sell securities of the Company pursuant to a written plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in effect as of the date hereof, so long as any required public filing specifies that the sale or transfer was made pursuant to such existing plan, or

(c)                                  enter into, amend or modify a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, provided that the securities subject to such plan may not be sold, transferred, or otherwise disposed of during the Lock-Up Period (except, in the case of an amendment or modification to such plan, with respect to any securities of the Company originally subject to such plan prior to the amendment or modification, and provided that the amendment or modification does not affect the terms or conditions with respect to the transfer thereof) and no filings or public disclosure (including, but not limited to, filings under the Section 16 of the Exchange Act) of any such action shall be required or shall be voluntarily made by any person until after the expiration of the Lock-Up Period.

In addition, with respect to clauses (a)(i) through (vii) above, it shall be a condition to such transfer that no public filing or disclosure (including, but not limited to, filings under Section 16 of the Exchange Act) of such transfer by any party shall be required or voluntarily made during the Lock-Up Period.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  The undersigned now has, and, except as contemplated by clause (a) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement will automatically terminate and the undersigned will be released from all obligations hereunder if the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the ADSs to be sold thereunder.

The undersigned hereby consents to receipt of this Lock-Up Agreement in electronic form and understands and agrees that this Lock-Up Agreement may be signed electronically.  In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original.  Execution and delivery of this Lock-Up Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement.  This Lock-up Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

[Signature page to follow.]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:

By:
(duly authorized signature)	(please print complete name of entity)

Name:	By:
(please print full name)	(duly authorized signature)

Name:
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Title:
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